UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2023

Summit Materials, Inc.

Summit Materials, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-36873	47-1984212
Delaware	333-187556	26-4138486
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1801 California Street, Suite 3500
Denver, Colorado 80202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 893-0012

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Class A Common Stock (par value, $0.01 per share)	SUM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

On November 30, 2023, Summit Materials, LLC (“Summit LLC”), an indirect subsidiary of Summit Materials, Inc. (“Summit Inc.”), entered into a purchase agreement (the “Purchase Agreement”) by and among Summit LLC, Summit Materials Finance Corp. (together with Summit LLC, the “Issuers”, and, together with Summit Inc., the “Company”), the subsidiary guarantors named on the signature pages thereto and Morgan Stanley & Co. LLC, for itself and on behalf of the several initial purchasers named therein (the “Initial Purchasers”), providing for the issuance and sale of $800.0 million in aggregate principal amount of the Issuers’ 7.250% Senior Notes due 2031 (the “Notes”) in a private offering to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act (collectively, the “Offering”). The Notes will be issued at 100.0% of their par value with a coupon of 7.250%. Interest on the Notes is payable semi-annually on January 15 and July 15 of each year commencing on July 15, 2024. The Notes will mature on January 15, 2031. The Offering is expected to close, subject to customary closing conditions, on December 14, 2023. The Purchase Agreement contains customary representations, warranties, conditions to closing, indemnification rights and obligations of the parties and termination provisions.

Unless Summit Inc.’s previously announced transaction with Cementos Argos S.A. to acquire all of the outstanding equity interests of Argos North America Corp. (the “Argos Transaction”) is consummated concurrently with or prior to the consummation of the Offering, an amount equal to the gross proceeds from the Offering will be placed in a segregated account. The proceeds will be released to the Company upon the substantially contemporaneous closing of the Argos Transaction. If the Argos Transaction is not consummated by November 25, 2024 or if the transaction agreement for the Argos Transaction is terminated prior to such date, the proceeds will be released to Wilmington Trust, National Association, as trustee, to redeem the Notes at the special mandatory redemption price.

Upon satisfaction of the conditions for the release of the proceeds of the Offering, the Company intends to use the net proceeds, along with borrowings under a new senior secured incremental term loan facility, to finance the initial cash purchase price for the Argos Transaction, to repay its existing term loans and to pay related fees and expenses incurred in connection with the Offering, the Argos Transaction and other financing transactions in connection therewith. Any remaining net proceeds will be used for general corporate purposes.

Certain of the Initial Purchasers and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for Summit LLC and Summit Inc. from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for Summit LLC and Summit Inc. in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. Certain of the Initial Purchasers or their affiliates serve as agents and/or lenders under Summit LLC’s senior secured credit facilities. In addition, affiliates of the initial purchasers are expected to be arrangers, lenders and/or agents under the Summit LLC’s new term loan facility and will receive customary fees and expenses in connection therewith.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this Current Report on Form 8-K, including the exhibits hereto, contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties. A discussion of factors that may affect future results is contained in the registrants’ Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023, as such factors may be updated from time to time in the registrants’ periodic filings with the Securities and Exchange Commission. The registrants disclaim any obligation to update forward-looking statements, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT MATERIALS, INC.
SUMMIT MATERIALS, LLC
Date: December 1, 2023

	By:	/s/ Christopher B. Gaskill
	Name:	Christopher B. Gaskill
	Title:	EVP, Chief Legal Officer & Secretary